Exhibit 10.4

DEX MEDIA, INC.

VALUE CREATION PROGRAM

AWARD NOTICE

Joe Walsh

Dear Joe:

The purpose of this award notice (this “Award Notice”) is to inform you that you have been granted an award (the “Award”) under the Dex Media, Inc. (the “Company”) Value Creation Program (the “Plan) as of October 14, 2014 (the “Grant Date”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan.

1.              Award Percentage.  The Award Percentage for the Award shall be 350,000 units, representing 50% of the Bonus Pool.

2.              Vesting.

(i)                                     General.  Subject to the remainder of this Section 2, your Bonus Amount shall vest on December 31, 2017, subject to your remaining continuously employed with the Company or any of its Affiliates through such date.  In the event of the termination of your employment with the Company of any of its Affiliates for any reason (such event, a “Termination”) prior to December 31, 2017, your Award shall immediately expire and you shall not be entitled to any further payments hereunder, except as expressly provided in this Award Notice.

(ii)                                 Impact of Termination of Service.  Notwithstanding the provisions of Section 4.4 of the Plan, in the event of your Termination (a) by you for Good Reason, (b) by the Company or its Affiliates other than for Cause, (c) due to your death or (d) due to your Disability (in each case, an “Involuntary Termination”), the Performance Period with respect to your Award shall end immediately upon the date of your Involuntary Termination, you shall become immediately vested in your Bonus Amount, and you shall be entitled to payment of the Bonus Amount in accordance with the terms of Section 3 below.

(iii)                             Impact of Change in Control.  Notwithstanding the provisions of Section 4.4 of the Plan, in the event that your service with the Company or any of its Affiliates continues through a Change in Control that occurs prior to December 31, 2017, the Performance Period with respect to your Award shall end immediately upon the date of the Change in Control, you shall become immediately vested in your Bonus Amount, and you shall be entitled to payment of the Bonus Amount in accordance with the terms of Section 3 below.

3.              Time and Form of Payment of the Award.  To the extent earned and vested in accordance with the provisions of the Plan and this Award Notice, the Award shall be paid as follows:

(iv)                              General.  In the event that the Performance Period ends on December 31, 2017, your Bonus Amount shall be paid in calendar year 2018, as soon as reasonably practical following the completion of the Company’s financial audit for calendar year 2017, but in any event prior to March 15, 2018.

(v)                                 Impact of Termination of Service.  In the event of your Involuntary Termination, your Bonus Amount shall be paid within sixty (60) days following the date of your Involuntary Termination.

(vi)                              Impact of Change in Control.  In the event of a Change in Control, your Bonus Amount shall be paid within ten (10) days of the Change in Control.

4.              Entire Agreement.  This Award Notice and the Award hereunder are subject in all respects to the terms and conditions of the Plan.  If and to the extent that this Award Notice conflicts or is inconsistent with the terms and conditions of the Plan, the Plan shall govern and control.  The Plan and this Award Notice contain the entire understanding between you and the Company with respect to the subject matter hereof, and supersede any and all prior agreements between you and the Company with respect thereto.

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SIGNATURE PAGE TO AWARD NOTICE

DEX MEDIA, INC.

By:	/s/ Raymond R. Ferrell

Name:	Raymond R. Ferrell

Title:	General Counsel and Corporate Secretary

ACKNOWLEDGEMENT

I hereby acknowledge that (i) I have received and reviewed a copy of the Plan, and (ii) this Award Notice, the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Plan.

/s/ Joe Walsh	Dated: October 14, 2014
Participant’s Signature